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UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 14, 2008

Take-Two Interactive Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29230	51-0350842
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

622 Broadway, New York, New York	10012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(646) 536-2842

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Amendment to ZelnickMedia Management Agreement.

As previously disclosed in the Company’s Current Reports on Form 8-K filed on April 4, 2007 and on July 27, 2007 with the Securities and Exchange Commission (the “SEC”), the Company entered into a Management Agreement, dated March 30, 2007, with ZelnickMedia Corporation (“ZelnickMedia”), as amended on July 26, 2007 (the “Management Agreement”), pursuant to which ZelnickMedia provides financial and management consulting services to the Company.

In December 2007, the Board of Directors of the Company (the “Board of Directors”) met in executive session (without Messrs. Strauss Zelnick and Ben Feder present) to discuss the Company’s relationship with ZelnickMedia, the terms of the existing Management Agreement and the Company’s strategy for employing a Chief Executive Officer of the Company. The Board of Directors determined that the Compensation Committee of the Board of Directors (the “Compensation Committee”) should evaluate the situation and the issues arising therefrom and report back to the Board of Directors with a recommendation. In January 2008, the Compensation Committee met to receive an executive compensation analysis delivered by an independent compensation consultant. Following the study and discussion of such analysis, the Compensation Committee agreed upon the key terms of an amendment to the Management Agreement. The Compensation Committee presented their recommendation to the Board of Directors in executive session.

After numerous subsequent meetings of the Compensation Committee and the Board of Directors in executive session, and after negotiations with representatives of ZelnickMedia, on February 14, 2008, the independent members of the Board of Directors approved, and the Company and ZelnickMedia entered into, a Second Amendment to the Management Agreement (the “Amendment”). The Amendment provides that effective February 14, 2008, the Management Agreement is amended as follows:

•	Commencing on April 1, 2008, the monthly management fee payable to ZelnickMedia under the Management Agreement is increased from $62,500 per month to $208,333 per month.
•
The maximum annual bonus that ZelnickMedia is eligible to receive under the Management Agreement is increased for each fiscal year of the Company ending on or after October 31, 2008 from $750,000 per fiscal year to $2,500,000 per fiscal year, subject to the achievement by the Company of certain performance thresholds, except that the annual bonus for the fiscal year ending on October 31, 2008 will be pro rated to reflect a maximum annual bonus of $750,000 for the portion of the fiscal year prior to April 1, 2008.

•
ZelnickMedia will continue to provide certain individuals as it deems appropriate for the performance of the Management Agreement. Specifically (i) Mr. Zelnick will serve as Executive Chairman of the Board of Directors, (ii) Mr. Feder will serve as the Company’s Chief Executive Officer (“CEO”), and (iii) Karl Slatoff will serve as the Company’s Executive Vice President. On February 14, 2008, Messrs. Feder and Slatoff each entered into an employment agreement with the Company setting forth their duties with the Company and providing for an annual salary of $1, as further described in Item 5.02 to this Report on Form 8-K. If Mr. Feder or any other employee of ZelnickMedia acting in an executive capacity for the Company is unable or unavailable to serve as CEO or in such other capacity (other than due to a termination by the Company without Cause or their resignation for Good Reason (as such terms will be defined in such person’s employment agreement with the Company)), and ZelnickMedia is unable to provide a qualified individual within a reasonable period of time to serve in such capacity who is reasonably satisfactory to the Board of Directors, then the Company may fill such position with a person not affiliated with ZelnickMedia and deduct the costs of such person’s compensation from ZelnickMedia’s compensation under the Management Agreement.

•	The term of the Management Agreement is extended one additional year through October 31, 2012, unless earlier terminated in accordance with its terms.

In addition, the Amendment provides for certain other amendments to the Management Agreement that are only effective upon the approval of an amendment to the Company’s Incentive Stock Plan to permit grants of equity awards to consultants and to increase the number of shares authorized under such plan (the “Proposal”) by the stockholders of the Company (the “Stockholders”) at the 2008 annual meeting of the Stockholders (the “2008 Annual Meeting”). These amendments are as follows:

•	The Company will make the “Additional Equity Grants” to ZelnickMedia, as described below.
•
Within six months following the Effective Date, the Company will file a Registration Statement on Form S-3 registering for resale all of the shares of common stock, par value $0.01 per share (“Common Stock”) granted to ZelnickMedia under the Management Agreement, including the Additional Equity Grants.

•	The Management Agreement will not be further revised during its term.

If the Stockholders approve the Proposal, then the foregoing amendments will be effective as of the date of the 2008 Annual Meeting (the “Effective Date”). If the Stockholders do not approve the Proposal, such amendments will be null and void.

In addition to the foregoing amendments, the Amendment adds the following new provisions to the Management Agreement effective February 14, 2008:

•
The Company consented to ZelnickMedia assigning all of its rights and obligations under the Management Agreement to ZM Capital Advisors, LLC, (“ZM Capital”), except that, if ZelnickMedia elects to make such assignment it will continue to remain liable for all of its obligations under the Management Agreement.

•
In the event of a Change of Control (as defined in the Management Agreement) the Compensation Committee will consider in good faith and recommend to the independent members of the Board of Directors, the amount of additional compensation, if any, to be paid to ZelnickMedia in connection with such Change in Control and the independent members of the Board of Directors will consider such recommendation and determine in good faith the amount of additional compensation, if any, to be paid to ZelnickMedia in connection with such Change in Control.

•	The Company will include the Proposal in the proxy statement for the 2008 Annual Meeting and the Board of Directors will recommend that the Stockholders vote for approval of the Proposal.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 to this Report on Form 8-K and incorporated herein by reference into this Item 1.01.

Additional Equity Grants

As noted above, the Amendment provides that if the Stockholders approve the Proposal, the Company will make the additional equity grants to ZelnickMedia (the “Additional Equity Grants”) described below. If the Stockholders do not approve the Proposal, the Additional Equity Grants will not be granted.

•
Time Based Award. The Company will grant ZelnickMedia a restricted stock award of 600,000 shares of Common Stock that will vest in equal installments on each of the first, second and third anniversaries of the grant date, subject to the Management Agreement not being terminated prior to the applicable vesting date (the “Time Based Award”). However, the Time Based Award will immediately vest in full if the Management Agreement is terminated by ZelnickMedia for Good Reason (as defined in the Management Agreement) or by the Company without Cause (as defined in the Management Agreement). Further, in the event of a Change in Control all unvested shares of restricted stock under the Time Based Award will vest in full immediately prior to the consummation of such Change in Control. However, the preceding sentence will not apply, and the unvested shares of restricted stock will not vest, if (w) prior to the Effective Date, the Company received a bona fide indication of interest in, or offer to enter into, a business combination (an “Offer”) from a third party, (x) the Offer specifies, with some degree of particularity, the material terms thereof, (y) the existence of the Offer is not publicly disclosed or confirmed by the Company or such third party prior to the Effective Date, and (z) the transaction proposed by such Offer is consummated prior to November 14, 2008 and the consummation of such transaction constitutes a Change in Control (such transaction, an “Excluded Transaction”). In the event of an Excluded Transaction, the Compensation Committee will consider in good faith, and recommend to the independent members of the Board of Directors, a number of shares of restricted stock subject to the Time Based Award, if any, to become vested in connection with such Change in Control. The independent members of the Board of Directors will consider such recommendation and determine in good faith the number of shares of restricted stock under the Time Based Award, if any, that will become vested in connection with such Change in Control and the remaining shares of restricted stock will be forfeited to the Company. ZelnickMedia will forfeit to the Company any and all restricted stock that has not previously vested under the Time Based Award if the Management Agreement is terminated by the Company for Cause or by ZelnickMedia without Good Reason. Generally, ZelnickMedia may not sell or otherwise dispose of any Common Stock that it acquires pursuant to the Time Based Award until the earlier of October 31, 2012 or the termination of the Management Agreement.

•
Performance Based Award. The Company will grant ZelnickMedia a restricted stock award of 900,000 shares of Common Stock that may vest on or after each of the Vesting Dates listed in the table below in the amounts set forth opposite the applicable Vesting Date, and subject to, with respect to each tranche, (i) the achievement of an increase in the price of the Common Stock which would place the stockholder return on the Common Stock in the 75th percentile of the stockholder returns of all of the companies in the NASDAQ Industrial Index, and (ii) the Management Agreement not being terminated prior to the achievement of the applicable performance goal for such Vesting Date (the “Performance Based Award”).

Vesting Date	Shares Eligible to Vest
First anniversary of grant date	180,000
Second anniversary of grant date	270,000
Third anniversary of grant date	405,000
Fourth anniversary of grant date	45,000

In the event that the Company achieves the performance target as of any Vesting Date, all of the shares of restricted stock that did not vest on any prior Vesting Date shall nevertheless vest on such Vesting Date for which the Company achieves the performance target.

However, the Performance Based Award will immediately vest in full if the Management Agreement is terminated by ZelnickMedia for Good Reason or by the Company without Cause. Further, in the event of a Change in Control, if

(A) such Change in Control occurs on or prior to March 31, 2009, then 180,000 unvested shares of restricted stock under the Performance Based Award will vest in full immediately prior to the consummation of such Change in Control and the Compensation Committee will consider in good faith, and recommend to the independent members of the Board of Directors, a number of shares of restricted stock subject to the Performance Based Award, if any, to become vested in connection with such Change in Control. The independent members of the Board of Directors will consider such recommendation and determine in good faith, the number of shares of restricted stock under the Performance Based Award, if any, that will become vested in connection with such Change in Control and the remaining shares of restricted stock will be forfeited to the Company. However, the foregoing will not apply if the Change in Control is an Excluded Transaction. If such Change in Control is an Excluded Transaction then the Compensation Committee will consider in good faith, and recommend to the independent members of the Board of Directors, a number of shares of restricted stock subject to the Performance Based Award, if any, to become vested in connection with such Change in Control. The independent members of the Board of Directors will consider such recommendation and determine in good faith, the number of shares of restricted stock under the Performance Based Award, if any, that will become vested in connection with such Change in Control and the remaining shares of restricted stock will be forfeited to the Company; or

(B) If such Change in Control occurs on or following April 1, 2009, all unvested shares of restricted stock under the Performance Based Award will vest in full immediately prior to the consummation of such Change in Control.

ZelnickMedia will forfeit to the Company any and all restricted stock not previously vested under the Performance Based Award if the Management Agreement is terminated by the Company for Cause or by ZelnickMedia without Good Reason. Generally, ZelnickMedia may not sell or otherwise dispose of any Common Stock that it acquires pursuant to the Performance Based Award until the earlier of October 31, 2012 or the termination of the Management Agreement.

The foregoing description of the Additional Equity Awards is only a summary and is qualified in its entirety by reference to the full text of the Form of Restricted Stock Agreement and Form of Performance Based Restricted Stock Agreement, attached as Exhibits A and B, respectively, to the Amendment which is attached as Exhibit 10.1 to this Report on Form 8-K and incorporated herein by reference into this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2008, the Company announced the appointment of Strauss Zelnick, currently Chairman, to the position of Executive Chairman, and the entering into of separate employment agreements (“Employment Agreements”) with each of Ben Feder, currently serving as Chief Executive Officer in connection with the services provided by ZelnickMedia pursuant to the Management Agreement, and Karl Slatoff, pursuant to which Messrs. Feder and Slatoff will be employed as Chief Executive Officer and Executive Vice President, respectively. The press release announcing these appointments is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Messrs. Zelnick, Feder and Slatoff are compensated through the Management Agreement with ZelnickMedia. Pursuant to the Employment Agreements, each of Messrs. Feder and Slatoff will receive an annual salary of $1.00. The Employment Agreements also provide that Messrs. Feder and Slatoff will be entitled to participate in all benefits and plans which the Company may institute from time to time for its executive officers and employees. The Employment Agreements will be in effect for the term of the Management Agreement, unless earlier terminated upon the employee’s death or by the Board of Directors for any reason. Upon termination of their employment, the Company will have no further obligation towards Messrs. Feder and Slatoff other than continued indemnification rights and coverage under the Company’s directors’ and officers’ liability insurance policies. In addition, the Employment Agreements provide that during the employment term and, in the event of a termination for Cause or without Good Reason, for a period of one year thereafter, Messrs. Feder and Slatoff will be subject to non-competition and non-solicitation restrictions.

Strauss Zelnick, age 50, has been Chairman of the Company since he was nominated by certain stockholders of the Company and elected to the Board of Directors at the Company’s 2007 annual meeting of stockholders on March 30, 2007. Mr. Zelnick is also a partner of ZelnickMedia and is Chairman of Columbia Music Entertainment (CME) of Japan, Online Testing Exchange, Inc. and ITN Networks. He also serves on the Boards of Directors of Blockbuster Inc. and Naylor LLC. Mr. Zelnick served as Executive Chairman of Direct Holdings, the parent company of Time Life and Lillian Vernon until the company was sold to Reader's Digest in March 2007. Prior to co-founding ZelnickMedia in 2001, Mr. Zelnick was President and Chief Executive Officer of BMG Entertainment, an entertainment company with more than 200 record labels and operations in 54 countries. He is an associate member of the National Academy of Recording Arts and Sciences and served on the Board of Directors of the Recording Industry Association of America and the Motion Picture Association of America.

Ben Feder, age 44, has been acting Chief Executive Officer and a director of the Company since he was nominated by certain stockholders of the Company and elected to the Board of Directors at the Company’s 2007 annual meeting of stockholders on March 30, 2007. Mr. Feder is also a partner of ZelnickMedia, and oversees ZelnickMedia's interest in Columbia Music Entertainment (CME) of Japan. He is a director of CME, which is traded on the Tokyo Stock Exchange. Prior to co-founding ZelnickMedia in 2001, Mr. Feder was Chief Executive Officer of MessageClick, Inc., a leading provider of voice messaging technology for next-generation telephone networks.

Karl Slatoff, age 37, is a partner at ZelnickMedia, with expertise in the areas of music, direct marketing, broadcast, interactive entertainment and new media. In connection with the ZelnickMedia management agreement, for the past year Mr. Slatoff has devoted significant time and energy to Take-Two and worked closely with members of the Company’s management team, focusing on restructuring and cost saving initiatives, and mergers and acquisitions. Previously, Mr. Slatoff served as Vice President, New Media for BMG Entertainment. Before joining BMG, he worked in strategic planning at the Walt Disney Company, where he focused on the consumer products, studio and broadcast divisions, as well as several initiatives in the educational, publishing and new media sectors.  Earlier, he worked in the corporate finance and mergers and acquisitions units at Lehman Brothers.

The foregoing description of the Employment Agreements is only a summary and is qualified in its entirety by reference to the Employment Agreements, copies of which are attached as Exhibits 10.2 and 10.3 hereto and are incorporated by reference into this Item 5.02.

Except as described above and except as set forth in the Management Agreement,  there were no arrangements or understandings between the Company and any of Messrs. Zelnick, Feder or Slatoff pursuant to which any of such individuals was selected or nominated as an officer of the Company. None of Messrs. Zelnick, Feder or Slatoff has a family relationship with any director or executive officer of the Company. Other than as disclosed herein, there were no transactions since the beginning of the Company’s last fiscal year between the Company and any of Messrs. Zelnick, Feder or Slatoff.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment of By-laws.

On February 14, 2008, the Board of Directors approved and adopted an amendment (the “By-law Amendment”) to the Amended and Restated By-laws of the Company (the “By-laws”). The purpose of the By-law Amendment is to add an “advance notice provision” to the By-laws. The advance notice provision requires the Stockholders to give prior written notice in connection with any proposal to be brought for the vote of the Stockholders at an annual or a special meeting. The By-law Amendment became effective immediately upon its approval by the Board of Directors.

The foregoing description of the By-law Amendment is only a summary and is qualified in its entirety by reference to the full text of the By-law Amendment, which is attached as Exhibit 3.1 to this Report on Form 8-K and incorporated herein by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits:

3.1	Amendment to the Amended and Restated By-laws of the Company dated February 14, 2008.

10.1	Second Amendment, dated February 14, 2008, to the Management Agreement dated March 30, 2007 between Take-Two Interactive Software, Inc. and ZelnickMedia Corporation.

10.2	Employment Agreement, dated February 14, 2008, by and between Take-Two Interactive Software, Inc. and Benjamin Feder.

10.3	Employment Agreement, dated February 14, 2008, by and between Take-Two Interactive Software, Inc. and Karl Slatoff.

99.1	Press Release entitled “Take-Two Interactive Software, Inc. Announces Executive Appointments” dated February 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
(Company)

By:	/s/Daniel P. Emerson
Daniel P. Emerson
Vice President and Associate General Counsel

Date: February 15, 2008

EXHIBIT INDEX

Exhibit	Description

3.1	Amendment to the Amended and Restated By-laws of the Company dated February 14, 2008.

10.1	Second Amendment, dated February 14, 2008, to the Management Agreement dated March 30, 2007 between Take-Two Interactive Software, Inc. and ZelnickMedia Corporation.

10.2	Employment Agreement, dated February 14, 2008, by and between Take-Two Interactive Software, Inc. and Benjamin Feder.

10.3	Employment Agreement, dated February 14, 2008, by and between Take-Two Interactive Software, Inc. and Karl Slatoff.

99.1	Press Release entitled “Take-Two Interactive Software, Inc. Announces Executive Appointments ” dated February 15, 2008.